EXHIBIT 1

Joint Filing Agreement

The undersigned hereby agree that the Schedule 13D (the “Schedule 13D”), filed by the undersigned with respect to Ordinary Shares, par value NIS 1.00 per share, of Kamada Ltd. is filed, and all amendments thereto will be filed, on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Joint Filing Agreement (this “Agreement”) shall be included as an Exhibit to the Schedule 13D.  Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D, and for the completeness and accuracy of the information concerning itself contained therein.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement this May 24, 2023.

FIMI Opportunity Fund 6, L.P.
By:	FIMI 6 2016 Ltd., managing director partner

By:	/s/ Ishay Davidi
Ishay Davidi
CEO

FIMI Israel Opportunity Fund 6, Limited Partnership
By:	FIMI 6 2016 Ltd., managing director partner

By:	/s/ Ishay Davidi
Ishay Davidi
CEO

FIMI 6 2016 Ltd.

By:	/s/ Ishay Davidi
Ishay Davidi
CEO

Or Adiv Ltd.

By:	/s/ Ishay Davidi
Ishay Davidi
CEO

FIMI Opportunity 7, L.P.
By:	FIMI 7 2020 Ltd., managing director partner

By:	/s/ Ishay Davidi
Ishay Davidi
CEO

FIMI Israel Opportunity 7, Limited Partnership
By:	FIMI 7 2020 Ltd., managing director partner

By:	/s/ Ishay Davidi
Ishay Davidi
CEO

FIMI 7 2020 Ltd.

By:	/s/ Ishay Davidi
Ishay Davidi
CEO

O.D.N Seven Investments Ltd.

By:	/s/ Ishay Davidi
Ishay Davidi
CEO

/s/ Ishay Davidi
Ishay Davidi